Exhibit 4.1

EMBRAER OVERSEAS LIMITED,

as Company

and

EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A.,

as Guarantor

and

THE BANK OF NEW YORK MELLON,

as Trustee

INDENTURE

Dated as of October 8, 2009

Certain Sections of this Indenture relating to Section 310

through 318, inclusive, of the U.S. Trust Indenture Act of 1939:

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
§310(a)(1)	6.9
(a)(2)	6.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.9
(b)	6.8
6.10

§311(a)	6.13
(b)	6.13

§312(a)	7.1
7.2
(b)	7.2
(c)	7.2

§313(a)	7.3
(b)	7.3
(c)(1)	7.3
(c)(2)	7.3
(c)(3)	7.3
(d)	7.3

§314(a)	10.5
(b)	10.5
(c)	10.5
(d)	10.5

§315(a)	6.1
(b)	6.2
(c)	6.1
(d)	6.1
(e)	5.14

§316(a)(1)(A)	5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.8
(c)	1.4

§317(a)(1)	5.3
(a)(2)	5.4
(b)	10.3
§318(a)	1.7

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of this Indenture.

i

	5.9	Restoration of Rights and Remedies	27
	5.10	Rights and Remedies Cumulative	27
	5.11	Delay or Omission Not Waiver	27
	5.12	Control by Holders	28
	5.13	Waiver of Past Defaults	28
	5.14	Undertaking for Costs	28
	5.15	Waiver of Usury, Stay or Extension Laws	28

6	THE TRUSTEE		29

	6.1	Certain Duties and Responsibilities	29
	6.2	Notice of Default; Potential Default	29
	6.3	Certain Rights of Trustee	29
	6.4	Not Responsible for Recitals or Issuance of Securities	30
	6.5	May Hold Securities	31
	6.6	Money Held in Trust	31
	6.7	Compensation and Reimbursement	31
	6.8	Conflicting Interests	32
	6.9	Corporate Trustee Required; Eligibility	32
	6.10	Resignation and Removal; Appointment of Successor	32
	6.11	Acceptance of Appointment by Successor	33
	6.12	Merger, Conversion, Consolidation or Succession to Business	34
	6.13	Preferential Collection of Claims Against Company	34
	6.14	Appointment of Authenticating Agent	34
	6.15	Trustee’s Application for Instructions from the Company or the Guarantor	35

7	HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY		36

	7.1	Company to Furnish Trustee Names and Addresses of Holders	36
	7.2	Preservation of Information; Communications to Holders	36
	7.3	Reports by Trustee	36

8	CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE		37

	8.1	Company and Guarantor May Consolidate, Etc. Only on Certain Terms	37
	8.2	Successor Substituted	37
	8.3	Right to Redemption	37

9	SUPPLEMENTAL INDENTURES		38

	9.1	Supplemental Indentures without Consent of Holders	38
	9.2	Supplemental Indentures or Waiver with Consent of Holders	38
	9.3	Execution of Supplemental Indentures	39
	9.4	Effect of Supplemental Indentures	40
	9.5	Conformity with Trust Indenture Act	40
	9.6	Reference in Securities to Supplemental Indentures	40
	9.7	Effect of Waiver	40

10	COVENANTS		40

	10.1	Payment of Principal, Premium and Interest	40
	10.2	Maintenance of Office or Agency	40
	10.3	Money for Security Payments To Be Held in Trust	41
	10.4	Statement by Officers as to Default	42
	10.5	Reports by Company and Guarantor	42
	10.6	Limitation on Liens	42

	10.7	Payment of Additional Amounts	42
	10.8	Indemnification of Judgment Currency	45
	10.9	Further Acts	45
	10.10	Securities held by the Company, the Guarantor, etc.	45
	10.11	Status of Guarantees and Securities	45
	10.12	Maintenance of Corporate Existence	46
	10.13	Maintenance of Insurance	46
	10.14	Payment of Taxes	46
	10.15	Ownership of the Company and Payment of Expenses	46
	10.16	Additional Limitations on the Company	46

11	REDEMPTION OF SECURITIES		47

	11.1	Right of Redemption	47
	11.2	Notice of Redemption	48
	11.3	Deposit of Redemption Price	48
	11.4	Securities Payable on Redemption Date	49
	11.5	Securities Redeemed in Part	49

12	GUARANTEES		49

	12.1	The Guarantees	49
	12.2	Guarantees Unconditional	50
	12.3	Discharge; Reinstatement	50
	12.4	Waiver by the Guarantor	50
	12.5	Subrogation and Contribution	51
	12.6	Stay of Acceleration	51
	12.7	Execution and Delivery of Guarantees	51

13	DEFEASANCE AND COVENANT DEFEASANCE		51

	13.1	Company’s Option to Effect Defeasance or Covenant Defeasance	51
	13.2	Defeasance and Discharge	51
	13.3	Covenant Defeasance	52
	13.4	Conditions to Defeasance or Covenant Defeasance	52
	13.5	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions	53
	13.6	Reinstatement	54

INDENTURE, dated as of October 8, 2009, (the “Indenture”) among EMBRAER OVERSEAS LIMITED, a Cayman Islands exempted company incorporated with limited liability (herein called the “Company”), having its principal office at Walkers SPV Limited, Walkers House, PO BOX 908GT Mary Street, George Town, Grand Cayman, Cayman Islands 2, EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A., a company (sociedade anônima) duly organized and existing under the laws of the Federative Republic of Brazil (herein called the “Guarantor”), having its principal office at Avenida Brigadeiro Faria Lima, 2170, 12227-901 São José dos Campos, São Paulo State, Brazil, and THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York, having its principal corporate trust office at 101 Barclay Street, New York, New York 10286, as Trustee (herein called the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Guarantor have duly authorized the execution and delivery of this Indenture to provide for the sale in one or more offerings of debt securities of the Company guaranteed by the Guarantor (herein called collectively the “Securities”), to be issued in one or more tranches of one or more series as in this Indenture provided; and

WHEREAS, all things necessary to make this Indenture a valid and binding legal obligation of the Company and the Guarantor according to its terms have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

It is hereby covenanted and agreed that the terms and conditions upon which the Securities are issued, authenticated, delivered and accepted by all Persons who shall from time to time be or become the Holders thereof (each as defined below), which said terms and conditions the Trustee hereby accepts and agrees to discharge pursuant to the terms hereof, are as follows:

1	Definitions and Other Provisions of General Application

1.1	Definitions

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

1.1.1	the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

1.1.2	terms used herein which are defined in the Trust Indenture Act (as defined below), either directly or by reference therein, have the meanings assigned to them therein;

1.1.3	all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the terms “generally accepted accounting principles” or “U.S. GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation;

1.1.4	unless the context otherwise requires, any reference to an “Article” or a “ Section” refers to an Article or Section, as the case may be, of this Indenture;

1.1.5	unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time; and

1.1.6	the words “herein”, “hereof” and “ hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act” means, when used with respect to any Holder, has the meaning specified in Section 1.4.

“Additional Amounts” has the meaning specified in Section 10.7.1.

“Affiliate” means, with respect to any specified Person, (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (a) of such specified Person, (b) of any subsidiary of such specified Person or (c) of any Person described in clause (i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 3.4.5.

“Applicable Procedures” means, with respect to the Depositary, at any matter at any time, the policies and procedures of the Depositary, if any, that are applicable to such matter at such time.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Bankruptcy Law” means (i) Title 11, United States Code or any similar U.S. federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors, (ii) the Brazilian Bankruptcy Law or any similar Brazilian federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors and (iii) the Cayman Islands bankruptcy law or any other similar Cayman or other law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors.

“Board of Directors” means, as the case may be, the Board of Directors of the Company or the Board of Directors of the Guarantor (Conselho de Administração) or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary, the Assistant Secretary or another director or Officer performing corporate secretarial functions of the Company or the Guarantor, as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Brazil” means the Federative Republic of Brazil.

“Brazilian Bankruptcy Law” means Brazilian Federal Law No. 11,101.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, the City of São Paulo, Brazil or the Cayman Islands are authorized or obligated by law or executive order to close.

“Capitalized Lease Obligation” means, with respect to any Person, any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with U.S. GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with U.S. GAAP; and the Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Clearstream Luxembourg” has the meaning specified in Section 3.4.5.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a Person shall have become a successor thereto pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed on behalf of the Company by any two of its directors or officers in accordance with its Memorandum and Articles of Association and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered which office as of the date hereof is located at 101 Barclay Street, 4E, New York, New York10286, Attention: Global Finance Americas, Fax: (212) 815-5603, Tel: (212) 815¬5782.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.6.

“Depositary” means The Depository Trust Company until a Person shall have become a successor thereto pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary

“Dollar” and “US$” mean a U.S. Dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Euroclear” has the meaning specified in Section 3.4.5.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor statute thereto.

“Expiration Date” has the meaning specified in Section 1.4.7.

“Foreign Taxes” has the meaning specified in Section 10.7.1.

“Global Security” means a Security that evidences all or part of the Securities of any series and is authenticated and delivered to, and registered in the name of, the Depositary for Securities of such series or a nominee thereof.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this Indenture until a Person shall have become a successor thereto pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such Person.

“Guarantees” means the guaranty of the Securities by the Guarantor pursuant to this Indenture.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates.

“Holder” means, with respect to any Security, a Person in whose name such Security is registered in the Security Register.

“Illegality Event” means an event as a result of which it becomes and continues to be unlawful for the Company or the Guarantor to perform or comply with any one or more of its obligations under this Indenture.

“Indebtedness” means with respect to any Person, any amount payable (whether as a direct obligation or indirectly through a guaranty by such Person) pursuant to (i) an agreement or instrument involving or evidencing money borrowed, (ii) a conditional sale or a transfer with recourse or with an obligation to repurchase or (iii) a Capitalized Lease Obligation, provided, however, that as used in Section 5.1.4, “Indebtedness” shall not include any payment made by the Guarantor on behalf of an Affiliate, upon any Indebtedness of such Affiliate becoming immediately due and payable as a result of a default by such Affiliate, pursuant to a guarantee or similar instrument provided by the Guarantor in connection with such Indebtedness, provided that such payment made by the Guarantor is made within five Business Days of notice being provided to the Guarantor that payment is due under such guarantee or similar instrument.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of the particular series of Securities established as contemplated by Section 3.1.

“Interest Payment Date” means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” has the meaning specified in Section 10.16.3.

“Judgment Currency” has the meaning specified in Section 10.8.

“Lien” means any mortgage, charge, pledge, lien, hypothecation, security interest or other encumbrance, including, without limitation, any equivalent of the foregoing created under the laws of the Cayman Islands, Brazil or any other jurisdiction.

“Maturity” means, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of repurchase right or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Notice of Default” means a written notice of the kind specified in Section 6.2.

“Officers’ Certificate” means a certificate signed by any two Officers, directors or representatives of the Company in accordance with its Memorandum and Articles of Association and any two Officers or representative of the Guarantor in accordance with its bylaws (estatuto social), and in each case delivered to the Trustee; provided, however, that one of the Officers signing the Officers’ Certificate of the Guarantor pursuant to Section 10.4 shall be the chief executive officer, the chief financial officer or the principal accounting officer of the Guarantor.

“Officer” means, with respect to any Person, the director, president, vice-president, chief executive officer, chief financial officer or any other executive officer performing decision-making functions for such Person (including, in the case of the Guarantor, any member of its Board of Executive Officers (Diretoria)).

“Opinion of Counsel” means a written opinion of counsel, who, unless otherwise indicated, may be an employee of or counsel for the Company or the Guarantor, and who shall be reasonably acceptable to the Trustee.

“Outstanding” means, when used with respect to the Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)	Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)	Securities for whose payment, redemption or repurchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made; and

(iii)	Securities which have been paid pursuant to Section 3.5 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (a) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the Dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.1.11, of the principal amount of such Security, and (b) Securities owned by the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or of such other obligor.

“Paying Agent” means any Person (i) having a combined capital and surplus of not less than U.S.$100,000,000, (ii) subject to supervision or examination by U.S. Federal or State authority and (iii) having a long-term unsecured debt rating with respect to U.S. dollar obligations of at least A2 or A or its equivalent rating by Moody’s and S&P, respectively, that is authorized by the Company to pay the principal of or premium, if any, or interest on any Securities on behalf of the Company.

“Permitted Lien” means, with respect to any series of Securities issued hereunder, any Lien:

(i)	granted upon or with regard to any property acquired after the date of this Indenture by the Guarantor, to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property; provided, however, that the maximum amount secured thereby shall not exceed the purchase price of such property or the Indebtedness incurred solely for the purpose of financing the acquisition of such property;

(ii)	in existence on the date of this Indenture and any extension, renewal or replacement thereof; provided, however, that the total amount of Indebtedness so secured shall not exceed the amount so secured on the date of this Indenture;

(iii)	arising in the ordinary course of business of the Guarantor in connection with the financing of any aircraft owned by the Guarantor that is leased to another Person; provided, however, that such Lien is limited to such aircraft;

(iv)	arising by operation of law, such as tax, merchants’, maritime or other similar Liens arising in the ordinary course of business of the Company or the Guarantor;

(v)	arising in the ordinary course of the business of the Company or the Guarantor in connection with the financing of export, import or other trade related transactions of the Company or the Guarantor;

(vi)	granted upon or with regard to any present or future asset or property of in respect of Indebtedness of the Guarantor which is owed to (a) any Brazilian governmental credit agency (including, but not limited to the Brazilian National Treasury, Banco Nacional de Desenvolvimento Econômico e Social, BNDES Participações S.A., Financiadora de Estudos e Projetos and Agência Especial de Financiamento Industrial); (b) any international official export import bank or official export import credit insurer; or (c) the International Finance Corporation or any international multilateral or government sponsored agency;

(vii)	(a) existing with respect to any assets of a Person at the time such Person is merged or consolidated with or into the Company or the Guarantor (and such Lien is not incurred in anticipation of such transaction), provided that such Lien is not extended to any asset of the Company or the Guarantor other than the assets of such Person affected thereby prior to giving effect to such merger or consolidation, (b) existing on any assets at the time of the acquisition thereof (and not incurred in anticipation of such transaction), and (c) to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancing, refunding or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to above, provided that such Liens do not extend to any other property;

(viii)	created pursuant to any order of attachment or similar legal process arising in connection with court proceedings which are being contested by the Company or the Guarantor in good faith and by appropriate proceedings;

(ix)	on any property or assets in connection with Indebtedness related to any regulated program for industrial or defense development related to the activities performed by Guarantor imposed or entered into as a result of the regulations or requirements of an applicable governmental authority; provided, however, that such Lien is limited to such property or assets associated with such regulated program;

(x)	existing on any asset prior to the acquisition thereof by the Company or the Guarantor and not created in contemplation of such acquisition;

(xi)	created over funds reserved for the payment of principal, interest and premium, if any, and any Additional Amounts, due in respect of the Securities of any series issued by the Company or the Guarantor;

(xii)	arising from Capitalized Lease Obligations entered into in the ordinary course of business; or

(xiii)	granted after the date of this Indenture upon or in respect of any asset of the Guarantor other than those referred to above, provided that the aggregate amount of Indebtedness secured pursuant to this exception shall not, on the date any such Indebtedness is incurred, exceed an amount equal to 10% of the Guarantor’s shareholders’ equity (calculated on the basis of the Guarantor’s latest quarterly unaudited or annual audited consolidated financial statements whichever is the most recently prepared in accordance with U.S. GAAP and currency exchange rates prevailing on the last day of the period covered by such financial statements).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, when used with respect to the Securities of any series and subject to Section 10.2, the place or places where the principal of and premium, if any, and interest on the Securities of such series are payable as specified as contemplated by Section 3.1.6.

“Predecessor Security” means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.5 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date” means, when used with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture as set forth in such Security.

“Regular Record Date” means, for the interest payable on any Interest Payment Date on the Securities of any series, the date specified for that purpose as contemplated by Section 3.1.5.

“Repurchase Date” means, when used with respect to any Security to be repurchased, the date fixed for such repurchase by or pursuant to this Indenture.

“Repurchase Price” means, when used with respect to any Security to be repurchased, the price at which it is to be repurchased pursuant to this Indenture as set forth in such Security.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“SEC” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such commission is not existing and performing the duties now assigned to it under applicable law, then the body performing such duties at such time.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture. All references herein to the Securities shall be deemed to include the Guarantees of the Securities, which is an integral part thereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor statute thereto.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.4.

“Significant Subsidiary” means any Subsidiary of the Guarantor which at the time of determination either (i) had assets which, as of the date of the Guarantor’s most recent unaudited quarterly or audited annual consolidated balance sheet, constituted at least 10% of the Guarantor’s total assets on a consolidated basis as of such date or (ii) had revenues for the 12-month period ending on the date of the Guarantor’s most recent unaudited quarterly or audited annual consolidated statement of income which constituted at least 10% of the Guarantor’s total revenues on a consolidated basis for such period.

“Special Record Date” means, for the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.6.1.

“Specified Currency” has the meaning specified in Section 10.8.

“S&P” means Standard & Poor’s Rating Services, a division of McGraw Hill, Inc., and its successors.

“Stated Maturity” means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Subsidiary” means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees, as applicable, thereof is at the time owned or controlled, directly or indirectly, by (i) the Guarantor, (ii) the Guarantor and one or more Subsidiaries of the Guarantor or (iii) one or more Subsidiaries of the Guarantor.

“Successor Jurisdiction” means the jurisdiction, other than Brazil or the Cayman Islands, in which a Successor Person is incorporated or considered to be resident.

“Successor Person” has the meaning specified in Section 8.1.1.

“Transfer” of any Security means any sale, pledge, transfer, hypothecation or other disposition of such Security or any interest therein.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, and any successor statute thereto.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a Person shall have become a successor thereto pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of such series. Each Trustee shall be a Person that (i) is eligible pursuant to the Trust Indenture Act to act as such, (ii) has a combined capital and surplus of at least US$100,000,000, (iii) is subject to supervision or examination by U.S. Federal or State authority, (iv) has a long-term unsecured debt rating with respect to U.S. dollar obligations of at least A2 or A or its equivalent rating by Moody’s and S&P, respectively and (v) has its Corporate Trust Office in the United States.

“United States” or “U.S.” means the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“U.S. GAAP” has the meaning specified in Section 1.1.3.

1.2	Compliance Certificates and Opinions

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and the Guarantor shall furnish to the Trustee such certificates and opinions as may be required hereunder and under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, or an Opinion of Counsel, respectively, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include,

1.2.1	a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

1.2.2	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

1.2.3	a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

1.2.4	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

1.3	Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officers or directors know, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which the certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate of the Company or the Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

1.4	Acts of Holders; Record Dates

1.4.1	Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee, the Company and the Guarantor, if made in the manner provided in this Section 1.4.1.

1.4.2	The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

1.4.3	The ownership of Securities shall be proved by the Security Register.

1.4.4	Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

1.4.5	The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in Section 1.4.6. If any record date is set pursuant to this Section 1.4.5, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this Section 1.4.5 shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this Section 1.4.5 (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this Section 1.4.5 shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this Section 1.4.5, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

1.4.6	The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7.2 or (iv) any direction referred to in Section 5.12, in each case with respect to the Securities of such series. If any record date is set pursuant to this Section 1.4.6, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this Section 1.4.6 shall be construed to prevent the Trustee from setting a new record date for any action (whereupon the record date previously set shall automatically and without any action by any Person be canceled and of no effect), nor shall anything in this Section 1.4.6 be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this Section 1.4.6, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

1.4.7	With respect to any record date set pursuant to this Section 1.4, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.4.7, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this Section 1.4.7. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

1.5	Notices, Etc., to Trustee, Company and Guarantor

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

1.5.1	the Trustee by any Holder or by the Company or Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be by facsimile) to or with the Trustee at its Corporate Trust Office, or

1.5.2	(i) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to both the Company and the Guarantor and (ii) the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to both the Guarantor and the Company, in either case addressed to it at the address specified below or at any other address previously furnished in writing to the Trustee by the Company or the Guarantor:

To the Company and the Guarantor:

Embraer-Empresa Brasileira de Aeronáutica S.A.

Avenida Brigadeiro Faria Lima, 2.170

12.227-901 São José dos Campos, São Paulo

Brazil

Attention:	Cynthia Benedetto Financial Officer
Telephone: Facsimile:	55-12-3927-1150 55-12-3927-1060

1.6	Notice to Holders; Waiver

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding the provisions of this Section 1.6, in case any series of Securities are listed in any securities exchange, a notice to holders of such Securities given in accordance with the rules and procedures of such securities exchange shall be regarded as a valid notice under this section 1.6.

1.7	Conflict with Trust Indenture Act

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

1.8	Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

1.9	Successors and Assigns

All covenants and agreements in this Indenture by the Company or the Guarantor shall bind its respective successors and assigns, whether so expressed or not.

1.10	Separability Clause

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.11	Benefits of Indenture

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.12	Governing Law

THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AMONG THE PARTIES HERETO (BUT, FOR THE AVOIDANCE OF DOUBT, NOT INCLUDING THE HOLDERS OF THE NOTES) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

1.13	Legal Holidays

Except as otherwise provided pursuant to Section 2.1 or Section 3.1, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, as the case may be; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

1.14	Consent to Service; Jurisdiction

The Company, the Guarantor and the Trustee agree that any legal suit, action or proceeding arising out of or relating to this Indenture, and the Company and the Guarantor agree that any legal suit, action or proceeding arising out of or relating to the Securities may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, in respect of actions brought against each such party as a defendant, and each waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity, to the extent permitted by law, from jurisdiction or to service of process in respect of any such suit, action or proceeding, waives any right to which it may be entitled on account of place of residence or domicile and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Company and the Guarantor further submit to the jurisdiction of the courts of their own corporate domiciles in any legal suit, action or proceeding arising out of or relating to this Indenture or the Securities. The Company and the Guarantor hereby designate and appoint National Registered Agents, Inc., located at 875 Avenue of the Americas, suite 501, New York, NY 10011, as their authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Indenture or the Securities, which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York, and agree that service of process upon such agent, and written notice of said service to the Company or the Guarantor, as the case may be, by the Person serving the same, shall be deemed in every respect effective service of process upon the Company or the Guarantor in any such suit, action or proceeding and further designate the domicile of National Registered Agents, Inc. specified above and any domicile National Registered Agents, Inc. may have in the future as their domicile to receive service of process. If for any reason National Registered Agents, Inc. (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Company and the Guarantor will promptly appoint a successor agent for this purpose reasonably acceptable to the Trustee. The Company and the Guarantor agree to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

1.15	Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

2	Security Forms

2.1	Forms Generally

The Securities of each series shall be in substantially such form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary thereof or as may, consistently herewith, be determined by the Officers or, in the case of the Company, its directors or officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary, the Assistant Secretary or another Officer or, in the case of the Company, a director, performing corporate secretarial functions, and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers, or, in the case of the Company, directors executing such Securities, as evidenced by their execution of such Securities.

2.2	Form of Legend for Global Security

The following legends shall appear on the face of each Global Security:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN SECTION 3.4.2. OF THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

2.3	Form of Trustee’s Certificate of Authentication

This is one of the Securities referred to in the within-mentioned Indenture.

Dated: [    ]

THE BANK OF NEW YORK MELLON,

as Trustee

By:
Authorized Officer

3	The Securities

3.1	Amount Unlimited; Issuable in Series

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more tranches of one or more series. There shall be established in or pursuant to a Board Resolution of the Company or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

3.1.1	the title of the Securities, including CUSIP Numbers, of such series (which shall distinguish the Securities of such series from Securities of any other series);

3.1.2	any limit upon the aggregate principal amount of the Securities which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.4, 3.5, 9.6 or 11.5 and except for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder);

3.1.3	the Person to whom any interest on a Security of such series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

3.1.4	the date or dates on which the principal of the Securities of such series is payable;

3.1.5	the rate or rates at which the Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable, the Regular Record Date for any interest payable on any Interest Payment Date;

3.1.6	the place or places where the principal of and premium, if any, and interest on Securities of such series shall be payable and the manner in which any payment may be made;

3.1.7	the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of such series may be redeemed, in whole or in part, at the option of the Company;

3.1.8	the obligation, if any, of the Company to redeem or purchase Securities of such series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

3.1.9	the rights, if any, of the Holders of the series to demand exchange of their Securities for Securities subject to a registration statement under the Securities Act declared effective by the SEC;

3.1.10	if other than denominations of US$2,000 and any integral multiple of US$1,000 in excess thereof, the denominations in which Securities of such series shall be issuable;

3.1.11	if other than the currency of the United States, the currency, currencies or currency units in which payment of the principal of and premium, if any, and interest on any Securities of such series shall be payable and the manner of determining the equivalent thereof in the currency of the United States for purposes of the definition of “Outstanding” in Section 1.1;

3.1.12	if the amount of payments of principal of or premium, if any, or interest on any Securities of such series may be determined with reference to an index, the manner in which such amounts shall be determined;

3.1.13	if the principal of or premium, if any, or interest on any Securities of such series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and premium, if any, and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

3.1.14	if other than the principal amount thereof, the portion of the principal amount of Securities of such series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2;

3.1.15	any collateral or other security pledged against payment of principal, interest or premium, if any, on the Securities;

3.1.16	the applicability, non-applicability, or variation, of Section 10.7 with respect to the Securities of such series;

3.1.17	if and as applicable, that the Securities of such series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Global Securities and any circumstances other than those set forth in Section 3.4 in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered;

3.1.18	the terms and conditions, if any, pursuant to which the Securities are convertible into or exchangeable for any other securities;

3.1.19	any addition to or change in the covenants set forth in Article 10 which applies to the Securities of such series;

3.1.20	the applicability of Article 13 with respect to the Securities of such series; and

3.1.21	any other terms of such series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.1.5).

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

All Securities of any one series shall be substantially identical except as to issue date, issue price and first payment of interest.

Notwithstanding Section 3.1.2 herein and unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased.

3.2	Denominations

The Securities shall be issuable only in registered form without coupons and, unless otherwise specified as contemplated by Section 3.1.10, only in denominations of US$2,000 and any integral multiple of US$1,000 in excess thereof.

3.3	Execution, Authentication, Delivery and Dating

The Securities shall be executed on behalf of the Company by any two of its Officers or directors in accordance with the Company’s Memorandum and Articles of Association. The Guarantees on the Securities shall be endorsed on behalf of the Guarantor by any two of its Officers or its attorneys-in-fact in accordance with its bylaws (estatuto social). The signature of any of these directors, Officers or attorneys-in-fact on such Securities or such Guarantees may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers or directors of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. Guarantees bearing the manual or facsimile endorsement of individuals who were at any time the proper Officers of the

Guarantor shall bind the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of Securities bearing such endorsement or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company and properly endorsed by the Guarantor to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of such series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.1 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating:

3.3.1	if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.1, that such form has been established in conformity with the provisions of this Indenture;

3.3.2	if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.1, that such terms have been established in conformity with the provisions of this Indenture;

3.3.3	that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

3.3.4	that the Guarantees, when the Securities upon which it shall have been endorsed shall have been authenticated and delivered by the Trustee and when properly endorsed by the Guarantor in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and the general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if, in the opinion of counsel to the Trustee, the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture.

Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 2.1 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued and in that case the Trustee may rely, as to the authorization by the Company and the Guarantor of any of such Securities and the Guarantees, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Sections 2.1 and 3.1 and this Section, as applicable, in connection with the first authentication of Securities of such series.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.8, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

3.4	Registration, Registration of Transfer and Exchange

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for each series of Securities (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and registering transfers and exchanges of Securities as herein provided; provided, however, that the Company may appoint co-Security Registrars. Such Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable period of time. At all reasonable times the Security Register shall be open for inspection by the Company.

Upon surrender for registration of transfer of any Security of any series at the office or agency of the Company maintained for such purpose, the Company shall execute and the Guarantor shall endorse, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series of any authorized denomination or denominations of like tenor and aggregate principal amount.

Notwithstanding any other provision of this Section 3.4, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

At the option of the Holder and subject to the other provisions of this Section 3.4, Securities of any series (other than a Global Security, except as set forth below) may be exchanged for other Securities of the same series of any authorized denomination or denominations of like tenor and aggregate principal amount, upon surrender of such Securities to be exchanged at the office or agency of the Company maintained for such purpose.

Whenever any Securities are so surrendered for exchange, the Company shall execute and the Guarantor shall endorse, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 9.6 or Section 11.5 not involving any registration of transfer.

Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (i) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 11.2 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company and the Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered for such registration of transfer or exchange.

The provisions of Sections 3.4.1, 3.4.2, 3.4.3, 3.4.4 and 3.4.5 below shall apply only to Global Securities:

3.4.1	each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture;

3.4.2	notwithstanding any other provision in this Indenture or the Securities, no Global Security of a series may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security of a series in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (i) the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series ceases to be a clearing agency registered under the Exchange Act, at a time when such Depositary is required to be so registered in order to act as depositary, and in each case, a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (ii) the Company in its sole discretion determines that individual Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities or (iii) there shall have occurred and be continuing an Event of Default with respect to such Global Security. In such event the Company will execute and the Guarantor will endorse, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series, will authenticate and deliver, individual Securities of such series in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing Securities of such series in exchange for such Global Security or Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part and any Global Security exchanged pursuant to clauses (ii) or (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security, provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security;

3.4.3	in any exchange pursuant to Section 3.4.2 above, the Company will execute and the Guarantor will endorse and the Trustee will authenticate and deliver individual Securities in registered form in authorized denominations. Upon the exchange of a Global Security for individual Securities, such Global Security shall be canceled by the Trustee. Individual Securities issued in exchange for a Global Security pursuant to this Section 3.4 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

If specified by the Company pursuant to clause (ii) of Section 3.4.2 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for individual Securities of such series on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Guarantor shall endorse, and the Trustee shall authenticate and deliver, without service charge, (i) to each Person specified by such Depositary a new individual Security or Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Persons’ beneficial interest in the Global Security; and (ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of individual Securities delivered to Holders thereof;

3.4.4	in the event of the occurrence of any of the events specified in Section 3.4.2 above, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons;

3.4.5	neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act (including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream Luxembourg”) and account holders and participants therein) shall have any rights under this Indenture with respect to any Global Security, or under any Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security; and

3.4.6	none of the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

3.5	Mutilated, Destroyed, Lost and Stolen Securities

If any mutilated Security is surrendered to the Trustee, the Company shall execute, the Guarantor shall endorse and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute, the Guarantor shall endorse and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security upon compliance with the foregoing provisions.

Upon the issuance of any new Security under this Section 3.5, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section 3.5 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

3.6	Payment of Interest; Interest Rights Preserved

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Section 3.6.1 or Section 3.6.2 below:

3.6.1	the Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 3.6.1. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Section 3.6.2; or

3.6.2	the Company may make payment of any Defaulted Interest on the Securities of any series to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 3.6.2, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 3.6, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

3.7	Persons Deemed Owners

Prior to due surrender of a Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.6) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

3.8	Cancellation

All Securities surrendered for payment, redemption, repurchase, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.8, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of in accordance with its customary procedures, unless otherwise directed by a Company Order.

3.9	Computation of Interest

Unless otherwise specified under Section 3.1 with respect to the Securities of a particular series, interest on such Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

3.10	CUSIP or “ISIN” Numbers

The Company, in issuing the Securities, may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

4	Satisfaction And Discharge

4.1	Satisfaction and Discharge of Indenture

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

4.1.1	either

(i)	all Securities theretofore authenticated and delivered (other than (a) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.5 and (b) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(ii)	all such Securities not theretofore delivered to the Trustee for cancellation

(a)	have become due and payable, or

(b)	will become due and payable at their Stated Maturity within one year, or

(c)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of (i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity, Redemption Date or Repurchase Date, as the case may be;

4.1.2	the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

4.1.3	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantor to the Trustee under Section 6.7, the obligations of the Company and the Guarantor to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to clause (ii) of Section 4.1.1 or this Section 4.1.3, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive such satisfaction and discharge.

4.2	Application of Trust Money

Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

5	Remedies

5.1	Events of Default

“Event of Default” means, wherever used herein with respect to Securities of any series, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

5.1.1	the Company or the Guarantor defaults in any payment of interest (including any Additional Amounts) on the Securities of such series when the same becomes due and payable at its Stated Maturity, and such Default continues for a period of 30 calendar days;

5.1.2	the Company or the Guarantor defaults in the payment of the principal (including premium, if any, and any Additional Amounts) of the Securities of such series when the same becomes due and payable at its Stated Maturity;

5.1.3	the Company or the Guarantor fails to comply with any of its covenants or agreements in respect of the Securities of such series (other than those referred to in Sections 5.1.1 and 5.1.2), and such failure continues for 60 calendar days after the notice specified below;

5.1.4	the maturity of any Indebtedness of the Company, the Guarantor or any Subsidiary in a total aggregate principal amount of US$50,000,000 (or the equivalent thereof at the time of determination) or more is accelerated in accordance with the terms of such Indebtedness, or the failure by the Company, the Guarantor or any Subsidiary to make payment at maturity of such Indebtedness (after giving effect to any grace period provided in the terms of such Indebtedness), it being understood that prepayment or redemption by the Company, the Guarantor or any Subsidiary of any Indebtedness is not an acceleration for this purpose;

5.1.5	one or more final judgments or decrees for the payment of money in excess of US$50,000,000 (or the equivalent thereof at the time of determination) in the aggregate are rendered against the Company, the Guarantor or any Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 60 days following commencement of such enforcement proceedings or (ii) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

5.1.6	the Company, the Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case or files a request or petition for a writ of execution to initiate bankruptcy proceedings or have itself adjudicated as bankrupt; (b) applies for or consents to the entry of an order for relief against it in an involuntary case; (c) applies for or consents to the appointment of a Custodian of it or for any substantial part of its property; (d) makes a general assignment for the benefit of its creditors; (e) proposes or agrees to an accord or composition in bankruptcy between itself and its creditors; or (f) files for a reorganization of its debts (judicial or extrajudicial recovery);

5.1.7	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company, the Guarantor or any Significant Subsidiary in an involuntary case; (b) appoints a Custodian of the Company, the Guarantor or any Significant Subsidiary or for any substantial part of the property of the Company, the Guarantor or any Significant Subsidiary; (c) orders the winding up or liquidation of the Company, the Guarantor or any Significant Subsidiary; (d) adjudicates the Company, the Guarantor or a Significant Subsidiary as bankrupt or insolvent; (e) ratifies an accord or composition in bankruptcy between the Company, the Guarantor or a Significant Subsidiary and the respective creditors thereof; or (f) grants a judicial or extrajudicial recovery to the Company, the Guarantor or a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 days;

5.1.8	a final judgment or judgments (not subject to appeal) determines the Guarantees of the Securities of such series to be unenforceable or invalid, such Guarantees cease for any reason to be valid and binding or enforceable against the Guarantor, or any person acting on its behalf denies or disaffirms its obligations under such Guarantees; or

5.1.9	an Illegality Event shall have occurred and be continuing.

A Default under Section 5.1.3 is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities notify the Guarantor and the Company (and the Trustee, if the notice is given by the Holders) of the Default and the Guarantor or the Company does not cure, or cause to be cured such Default within the time specified after receipt of such notice.

5.2	Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than an Event of Default specified in Section 5.1.7) occurs and is continuing with respect to any series of Securities, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare all unpaid principal of and accrued interest on, and any Additional Amounts due with respect to, all the Securities of that series to be due and payable immediately, by a notice in writing to the Company or the Guarantor, as the case may be (and to the Trustee, if the notice is given by the Holders), stating that such notice is an “acceleration notice,” and upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in Section 5.1.7 occurs and is continuing, then the principal of and accrued interest on, and any Additional Amounts due with respect to, all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article 5, the Holders of a majority in principal amount of the Outstanding Securities of that series by written notice to the Company, the Guarantor and the Trustee may rescind or annul such declaration if:

5.2.1	the Company or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest on Securities of that series, (ii) all unpaid principal of any Securities of that series that has become due otherwise than by such declaration of acceleration, (iii) to the extent that payment of such interest on the Securities of that series is lawful, interest on such overdue interest, as provided herein (iv) any Additional Amounts due with respect to the Securities of that series and (v) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

5.2.2	all Events of Default have been cured or waived as provided in Section 5.13 other than the nonpayment of principal that has become due solely because of acceleration.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

5.3	Collection of Indebtedness and Suits for Enforcement by Trustee

If an Event of Default specified in Section 5.1.1 or Section 5.1.2 occurs, the Trustee, in its own name as trustee of an express trust, (i) may institute a judicial proceeding for the collection of the whole amount then due and payable on such Securities for principal and interest, interest on any overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, any Additional Amounts due with respect to the Securities and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) may prosecute such proceeding to judgment or final decree and (iii) may enforce the same against the Company, the Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing with respect to Securities of any series, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of that series by any available proceeding at law or in equity, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

5.4	Trustee May File Proofs of Claim

In case of any judicial proceeding relative to the Company or the Guarantor (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

5.5	Trustee May Enforce Claims Without Possession of Securities

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any such Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

5.6	Application of Money Collected

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee under Section 6.7;

SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and premium, if any, and interest, respectively; and

THIRD: Any remaining amounts shall be repaid to the Company or the Guarantor, as the case may be.

5.7	Limitation on Suits

No Holder of any Securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

5.7.1	such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

5.7.2	the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

5.7.3	such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

5.7.4	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

5.7.5	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series.

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

5.8	Unconditional Right of Holders to Receive Principal, Premium and Interest

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 3.6) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or Repurchase Date, as the case may be), and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

5.9	Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

5.10	Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.5, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

5.11	Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

5.12	Control by Holders

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

5.12.1	such direction shall not be in conflict with any rule of law or with this Indenture;

5.12.2	the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

5.12.3	subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability against which indemnity would not be satisfactory.

5.13	Waiver of Past Defaults

Subject to Section 5.2, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past Event of Default hereunder with respect to such series and its consequences, except a default

5.13.1	in the payment of the principal of or premium, if any, or interest on any Security of such series, or

5.13.2	in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of the Holder of each Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

5.14	Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including reasonable attorneys’ fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 5.14 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, the Guarantor, or the Trustee or in any suit to require the Company to repurchase any Security of a series in accordance with its terms.

5.15	Waiver of Usury, Stay or Extension Laws

Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

6	The Trustee

6.1	Certain Duties and Responsibilities

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

6.2	Notice of Default; Potential Default

If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such Default as and to the extent provided by the Trust Indenture Act (a “Notice of Default”). Specifically, the Trustee shall provide Notice of Default to each Holder promptly, but in no event later than within 15 days of occurrence, and in the manner provided by Section 313(c) of the Trust Indenture Act or any successor section thereto, of any Default of which the Trustee is aware. The Trustee shall also provide a notice to each Holder of any claim of Default within 30 days of receiving a written assertion of such claim from Holders of no less than 10% of the aggregate principal amount of Securities of such series then Outstanding. For the purpose of this Section 6.2, the term “Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series. If on the Business Day prior to an Interest Payment Date the Company or the Guarantor has not deposited with the Trustee funds sufficient to pay the interest due on the next Interest Payment Date, then the Trustee shall provide written notice to the Guarantor of such failure.

6.3	Certain Rights of Trustee

Subject to the provisions of Section 6.1:

6.3.1	the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

6.3.2	any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. Any request or direction of the Guarantor mentioned herein shall be sufficiently evidenced by a written request or direction signed on behalf of the Guarantor by any two of its Officers or its attorneys-in-fact in accordance with its bylaws (estatuto social);

6.3.3	whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

6.3.4	the Trustee may consult with counsel of its own choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

6.3.5	the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

6.3.6	the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document in connection with this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantor, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

6.3.7	the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; provided that the Trustee shall be required to terminate any such agent if it has actual knowledge of any willful or negligent failure by such agent to perform its delegated duties;

6.3.8	the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee from the Company, the Guarantor or any Holder, and such notice references the Securities and this Indenture;

6.3.9	the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder;

6.3.10	the Trustee may request that the Company or the Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers or directors authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

6.3.11	the permissive rights of the Trustee enumerated herein shall not be construed as duties;

6.3.12	in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

6.3.13	the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruption, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances.

6.4	Not Responsible for Recitals or Issuance of Securities

Neither the Trustee nor any Authenticating Agent assume any responsibility for the correctness of the recitals contained herein and in the Securities, except the Trustee’s certificates of authentication. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company or the Guarantor of such Securities or the proceeds thereof.

6.5	May Hold Securities

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of the Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company and the Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

6.6	Money Held in Trust

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company and the Guarantor.

6.7	Compensation and Reimbursement

6.7.1	The Company and the Guarantor, jointly and severally, agree to pay to the Trustee from time to time such compensation as shall be agreed in writing between the parties for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

6.7.2	The Company and the Guarantor, jointly and severally, agree except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable and documented expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct.

6.7.3	The Company and the Guarantor, jointly and severally, agree to fully indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all losses, liabilities, damages, claims or expenses incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company or the Guarantor, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1.7, the expenses (including the reasonable and documented charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

As security for the performance of the obligations of the Company and the Guarantor under this Section 6.7.3, the Trustee shall have a claim prior to the Securities of a series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (premium, if any) or interest on such Securities.

The provisions of this Section 6.7.3 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

6.8	Conflicting Interests

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

6.9	Corporate Trustee Required; Eligibility

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be a Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that (i) is eligible pursuant to the Trust Indenture Act to act as such, (ii) has a combined capital and surplus of at least US$100,000,000, (iii) is subject to supervision or examination by U.S. Federal or State authority, (iv) has a long-term unsecured debt rating with respect to U.S. dollar obligations of at least A2 or A, or its equivalent rating, by Moody’s or S&P, respectively, and (v) has its Corporate Trust Office in the United States. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 6.9 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 6.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

6.10	Resignation and Removal; Appointment of Successor

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company and the Guarantor. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 45 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

If at any time:

6.10.1	the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months;

6.10.2	the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder; or

6.10.3	the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

6.11	Acceptance of Appointment by Successor

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantor, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

6.12	Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

6.13	Preferential Collection of Claims Against Company

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

6.14	Appointment of Authenticating Agent

The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, or partial redemption or pursuant to Section 3.5, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, have a combined capital and surplus of at least US$100,000,000, be subject to supervision or examination by U.S. Federal or State authority and have a long-term unsecured debt rating with respect to U.S. dollar obligations of at least A2 or its equivalent rating by Moody’s. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.14.

The Company and the Guarantor agree to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.14.

If an appointment is made pursuant to this Section 6.14, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

“This is one of the Securities referred to in the within-mentioned Indenture.

The Bank of New York Mellon,
as Trustee

By:
as Authenticating Agent

By:
Authorized Officer”

6.15	Trustee’s Application for Instructions from the Company or the Guarantor

Any application by the Trustee for written instructions from the Company or the Guarantor may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer or director of the Company or the Guarantor, as the case may be, actually receives such application, unless any such officer or director shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

7	Holders’ Lists and Reports by Trustee and Company

7.1	Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

7.1.1	semi-annually, not more than 15 days after each Regular Record Date with respect to each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date; and

7.1.2	at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

7.2	Preservation of Information; Communications to Holders

7.2.1	The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

7.2.2	The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

7.2.3	Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

7.3	Reports by Trustee

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15th following the date of this Indenture deliver to Holders a brief report, dated as of such May 15th, which complies with the provisions of such Section 313(a).

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which any of the Securities are listed, with the SEC (unless at the time no Outstanding Securities have been registered with the SEC pursuant to the Securities Act) and with the Company. The Company will promptly notify the Trustee in writing when any of the Securities are listed on any securities exchange.

Delivery of such reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and the Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

8	Consolidation, Merger, Conveyance, Transfer or Lease

8.1	Company and Guarantor May Consolidate, Etc. Only on Certain Terms

Neither the Company nor the Guarantor shall, without the consent of the Holders of a majority in aggregate principal amount of each series the Securities in accordance with this Indenture, consolidate with or merge into any other corporation or convey or transfer all or substantially all of its properties or assets to any other Person, unless:

8.1.1	the Person formed by such consolidation or into which the Company or Guarantor is merged or the Person which acquires by conveyance or transfer all or substantially all of its properties or assets (the “Successor Person”) shall expressly assume, pursuant to this Indenture, the due and punctual repayment of the principal and interest on all the Securities and all other obligations of the Company or the Guarantor, as applicable, under the Indenture and the Securities, and, in case such consolidation, merger, conveyance or transfer involves the Company, the Guarantor will expressly reaffirm its obligations under this Indenture and the Securities;

8.1.2	immediately after giving effect to such transaction, no Event of Default with respect to any Security shall have occurred and be continuing;

8.1.3	the Company and the Guarantor have delivered to the Trustee (i) Officers’ Certificates of the Company and the Guarantor stating that such consolidation, merger, conveyance or transfer complies with this Article and that all conditions precedent herein provided, which relate to such transaction, have been complied with and (ii) an Opinion of Counsel issued by external counsel of recognized standing stating that such consolidation, merger, conveyance or transfer complies with this Article and that all conditions herein provided, which relate to such transaction, have been complied with;

8.1.4	the Successor Person shall expressly agree to withhold against any tax, duty, assessment or other governmental charge thereafter imposed or levied by Brazil, the Cayman Islands, a Successor Jurisdiction or any political subdivision or authority therein or thereof having power to tax as a consequence of such consolidation, merger, conveyance or transfer with respect to the payment of principal of or interest or premium, if any, on the Securities, and to pay such Additional Amounts as may be necessary to ensure that the net amounts receivable by Holders after any withholding or deduction of any such tax, assessment, duty or other governmental charge shall equal the respective amounts of principal, premium, if any, and interest which would have been receivable in respect of the Securities in the absence of such consolidation, merger, conveyance or transfer; provided, however, that Holders will not be subject to the exceptions and limitations contained in Section 10.7 in relation to the Successor Jurisdiction; and

8.1.5	in the case of a consolidation or merger of the Company or conveyance or transfer of all or substantially all of the Company’s properties or assets, such transaction is permitted by Section 10.16.2.

8.2	Successor Substituted

Upon any consolidation, merger, conveyance, or transfer in accordance with this Article, the Successor Person shall succeed to, and be substituted for, and may exercise every right and power of the Company or the Guarantor, as applicable, under the Securities with the same effect as if the Successor Person had been named as the issuer or guarantor of the Securities herein.

8.3	Right to Redemption

No Successor Person shall have the right to redeem the Securities unless the Company and the Guarantor would have been entitled to redeem such Securities in similar circumstances.

9	Supplemental Indentures

9.1	Supplemental Indentures without Consent of Holders

Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

9.1.1	to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor herein and in the Securities;

9.1.2	to add to the covenants of the Company or the Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or the Guarantor;

9.1.3	to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series);

9.1.4	to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form;

9.1.5	to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (a) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (b) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding;

9.1.6	to secure the Securities pursuant to the requirements of Section 10.6 or otherwise;

9.1.7	to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1;

9.1.8	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

9.1.9	to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Section 9.1.9 shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

9.2	Supplemental Indentures or Waiver with Consent of Holders

With the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture or waiver, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, the Guarantor, when authorized by a Board Resolution, and the

Trustee may (i) enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or (ii) waive the application of any provision of this Indenture; provided, however, that no such supplemental indenture or waiver shall, without the consent of the Holder of each Outstanding Security affected thereby:

9.2.1	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or premium, if any, payable upon the redemption thereof, or reduce the amount of the principal of any Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or modify in any way the Company’s or the Guarantor’s obligation to pay Additional Amounts pursuant to Section 10.7 or change any Place of Payment where, or the coin or currency in which, any Security or premium, if any, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, or repurchase on or after the Redemption Date or Repurchase Date);

9.2.2	change the terms of payment from, or control over, or release or reduce any collateral or security interest that may be created or provided pursuant to Section 10.6 or any supplemental indenture to secure the payment of principal, interest or premium, if any, under any Security, except as allowed under the terms of any such supplemental indenture;

9.2.3	reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

9.2.4	modify any of the provisions of this Section 9.2.4, Section 5.13 or Section 10.9, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 9.2.4 and Section 10.9, or the deletion of this proviso, in accordance with the requirements of Section 6.11; or

9.2.5	a change in any provision of the Guarantees by the Guarantor in a manner which would materially and adversely affect the Holders.

A supplemental indenture or waiver which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

9.3	Execution of Supplemental Indentures

In executing, or accepting the additional trusts created by, any supplemental indenture or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, in addition to the documents required by Section 1.2, an Officers’ Certificate and an Opinion of Counsel, each stating that the execution of such supplemental indenture or waiver is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

9.4	Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

9.5	Conformity with Trust Indenture Act

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

9.6	Reference in Securities to Supplemental Indentures

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and the Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

9.7	Effect of Waiver

A waiver shall be effective to waive compliance with the particular provision and for the particular instance for which the waiver was made and, until such waiver shall become effective, the obligations of the Company or the Guarantor and the duties of the Trustee in respect of any such provision shall remain in full force and effect.

10	Covenants

10.1	Payment of Principal, Premium and Interest

The Company will duly and punctually pay the principal of and premium, if any, and interest (together with any Additional Amounts payable thereon) on the Securities in accordance with the terms of the Securities and this Indenture.

10.2	Maintenance of Office or Agency

With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 3.1, the Corporate Trust Office of the Trustee shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

With respect to any Securities that are not in the form of a Global Security, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities (in this case, without regard to the form of the Securities) and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, the City of New York) where the Securities of one or more series, notices and other items may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

10.3	Money for Security Payments To Be Held in Trust

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or premium, if any, or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium, if any, and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on the business day prior to each due date of the principal of or premium, if any, or interest on any Securities of such series, deposit in Dollars with a Paying Agent in New York, New York a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.3, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment in respect of the Securities of such series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of such series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest on any Security of any series and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company or the Guarantor.

10.4	Statement by Officers as to Default

The Company and the Guarantor will deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company or the Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company or the Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

The Company and the Guarantor will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company or the Guarantor becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

10.5	Reports by Company and Guarantor

The Company (unless at the time no Outstanding Securities have been registered with the SEC pursuant to the Securities Act) and the Guarantor shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act.

Notwithstanding that the Guarantor may not be required to remain subject to the reporting requirements of Section 12, 13 or 15(d) of the Exchange Act, the Guarantor will continue to file with the SEC and provide the Trustee with such annual reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in Sections 12, 13 and 15(d) of the Exchange Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and the Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

10.6	Limitation on Liens

Neither the Company nor the Guarantor will create, incur, issue or assume any Indebtedness secured by any Lien, other than a Permitted Lien, without in any such case effectively providing that the Securities shall be secured equally and ratably with or prior to such secured Indebtedness.

10.7	Payment of Additional Amounts

10.7.1	All payments in respect of the Securities shall be made without withholding or deduction for any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the Cayman Islands, Brazil or any Successor Jurisdiction, or any political subdivision or authority therein or thereof having power to tax (“Foreign Taxes”), except to the extent that such Foreign Taxes are required by the Cayman Islands, Brazil, such Successor Jurisdiction or any such political subdivision or authority to be withheld or deducted. In the event of any withholding or deduction for any Foreign Taxes, the Company or the Guarantor, as the case may be, shall make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such additional amounts (“Additional Amounts”) as are necessary to ensure that the net amounts received by the Holders of such Securities after such withholding or deduction equals the respective amounts of principal, premium, if any, and interest which would have been receivable in respect of such Securities had no such withholding or deduction (including for any Foreign Taxes payable in respect of Additional Amounts) been required, except that no such Additional Amounts shall be payable with respect to any payment on a Security:

(i)	to, or to a third party on behalf of, a Holder who is liable for any such taxes, duties, assessments or other governmental charges in respect of such Security by reason of (a) a connection between the Holder and the Cayman Islands or Brazil other than the mere holding of such Security and the receipt of payments with respect to such Security or (b) failure by the Holder to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Cayman Islands, Brazil or applicable political subdivision or authority therein or thereof having power to tax, of such Holder, if compliance is required by such jurisdiction, or any political subdivision or authority therein or thereof having power to tax, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and the Company or the Guarantor, as applicable, has given the Holders at least 30 days’ notice that Holders will be required to provide such certification, identification or other requirement;

(ii)	in respect of any such taxes, duties, assessments or other governmental charges with respect to a Security surrendered (if surrender is required) more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Security would have been entitled to such Additional Amounts on surrender of such Security for payment on the last day of such 30-day period;

(iii)	in respect of any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge imposed with respect to a Security;

(iv)	in respect of any tax, assessment or other governmental charge payable otherwise than by deduction or withholding from payments of principal of or interest or premium, if any, on any series of Securities or by direct payment by the Company or the Guarantor in respect of claims made against the Company or the Guarantor;

(v)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive; or

(vi)	in respect of any combination of the above.

For purposes of the provisions described in this Section 10.7.1, the term “Holder” of any Security means the direct nominee of any beneficial owner of such Security, which holds such beneficial owner’s interest in such Security. Notwithstanding the foregoing, the limitations on the Company’s or the Guarantor’s obligation to pay Additional Amounts set forth in clause (i)(b) above shall not apply if the provision of information, documentation or other evidence described in such clause (i)(b) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Security (taking into account any relevant differences between U.S. and Cayman Islands or Brazilian law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law (including tax treaties between the United States and the Cayman Islands or Brazil), regulations (including proposed regulations) and administrative practice.

The Company or the Guarantor, as the case may be, shall promptly provide the Trustee with documentation, if any, (which may consist of certified copies of such documentation) reasonably satisfactory to the Trustee evidencing the payment of Foreign Taxes in respect of which the Company or the Guarantor has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Securities or the Paying Agent, as applicable, upon request therefor.

In respect of the Securities issued hereunder, at least 10 days prior to the first date of payment of interest on the Securities and at least 10 days prior to each date, if any, of payment of principal or interest thereafter if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company and the Guarantor shall furnish the Trustee and each Paying Agent with an Officers’ Certificate instructing the Trustee and such Paying Agent as to whether such payment of principal of or interest or premium, if any, on such Securities shall be made without deduction or withholding for or on account of any tax, duty, assessment or other governmental charge. If any such deduction or withholding shall be required by the Cayman Islands or Brazil or any Successor Jurisdiction or any political subdivision or authority therein or thereof having power to tax, then such certificate shall specify, by country, the amount, if any, required to be deducted or withheld on such payment to Holders of such Securities, and the Company or the Guarantor, as the case may be, (if payment is then due under the Guarantees) shall pay or cause to be paid to the Trustee or such Paying Agent Additional Amounts, if any, required by this Section 10.7. The Company and the Guarantor agree to indemnify the Trustee and each Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any Officers’ Certificate furnished pursuant to this Section 10.7, the obligation of the Company and the Guarantor to so indemnify being joint and several.

10.7.2	The Company or the Guarantor, as the case may be, shall pay all stamp, issue, registration, documentary or other similar duties, if any, which may be imposed by the Cayman Islands or Brazil or any other governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing, with respect to the Indenture or the issuance of the Securities or the Guarantees.

10.7.3	The Company or the Guarantor, as the case may be, shall provide each Paying Agent and any withholding agent under relevant tax regulations with copies of each certificate received by the Company or the Guarantor from a Holder of a Security pursuant to the text of such Security. Each such Paying Agent and withholding agent shall retain each such certificate received by it for as long as any Security is outstanding and in no event for less than four years after its receipt, and for such additional period thereafter, as set forth in an Officers’ Certificate, as such certificate may become material in the administration of applicable tax laws.

10.7.4	In the event that Additional Amounts actually paid with respect to the Securities pursuant to the preceding paragraphs are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Securities, and, as a result thereof, such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Securities, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company or the Guarantor. However, by making such assignment, the Holder makes no representation or warranty that the Company or the Guarantor will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

10.7.5

All references in this Indenture and the Securities to principal, premium, if any, or interest in respect of any Security shall be deemed to mean and include all Additional Amounts, if any, payable in respect of such principal, premium, if any, or interest, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made. All references in this Indenture and the Securities to principal in respect of any Security shall be deemed to mean and include any Redemption Price or Repurchase Price payable in respect of such Security pursuant to any redemption or repurchase right hereunder (and all such references to the

Stated Maturity of the principal in respect of any Security shall be deemed to mean and include the Redemption Date or Repurchase Date with respect to any such Redemption Price or Repurchase Price), and all such references to principal, premium, if any, interest or Additional Amounts shall be deemed to mean and include any amount payable in respect hereof pursuant to Section 10.7, and express mention of the payment of any Redemption Price or Repurchase Price, or any such other amount in any provision hereof shall not be construed as excluding reference to the payment of any Redemption Price or Repurchase Price, or any such other amounts in those provisions hereof where such express reference is not made.

10.8	Indemnification of Judgment Currency

The Company and the Guarantor shall jointly and severally indemnify the Trustee and any Holder of a Security against any loss incurred by the Trustee or such Holder, as the case may be, as a result of any judgment or order being given or made for any amount due under this Indenture or such Security and being expressed and paid in a currency (the “Judgment Currency”) other than Dollars or the other currency, currencies or currency units in which the Securities of a series is payable (as specified pursuant to Section 3.1.11) (the “Specified Currency”), and as a result of any variation between (i) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which the Trustee or such Holder, as the case may be, on the date of payment of such judgment or order is able to purchase the Specified Currency with the amount of the Judgment Currency actually received by the Trustee or such Holder. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include premiums, if any, and costs of exchange payable in connection with the purchase of, or conversion into, the Specified Currency.

10.9	Further Acts

The Company and the Guarantor will each take any action, satisfy any condition or do any thing (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required in accordance with the applicable laws and regulations to be taken, fulfilled or done in order (i) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under the Securities, this Indenture and any supplemental indenture, as the case may be, (ii) to ensure that those obligations are legally binding and enforceable, (iii) to make the Securities, this Indenture and any supplemental indenture admissible in evidence in the courts of the State of New York, the Cayman Islands and Brazil and (iv) to enable the Trustee to exercise and enforce its respective rights under this Indenture and any supplemental indenture and to carry out the terms, provisions and purposes of this Indenture and any supplemental indenture.

10.10	Securities held by the Company, the Guarantor, etc.

So long as any Security is Outstanding, the Company will send to the Trustee, as soon as practicable after being so requested by the Trustee, an Officers’ Certificate of the Company stating the aggregate principal amount of Securities held or beneficially owned, at the date of such certificate by or on behalf of the Company, the Guarantor or any of its Subsidiaries. The Company will promptly notify the Trustee when it, the Guarantor or any of its Subsidiaries holds or beneficially owns Securities.

10.11	Status of Guarantees and Securities

The Guarantor will ensure that the Guarantees will rank at least pari passu with any current and future unsecured and unsubordinated Indebtedness of the Guarantor, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights , (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) certain statutory preferred claims for wages, salaries, social security and taxes as provided by Brazilian law. The Company will ensure that the Securities will rank at least pari passu with any current and future Indebtedness of the Company.

10.12	Maintenance of Corporate Existence

The Company and the Guarantor shall, and shall cause each of their Subsidiaries to, (i) maintain in effect its corporate existence and all registrations necessary therefor, provided that these restrictions shall not prohibit any transactions permitted by Article 8 or the merger of any Subsidiary with or into the Guarantor or the Company or with or into any other Subsidiary of the Guarantor or the Company; (ii) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations; and (iii) maintain or cause to be maintained in good repair, working order and condition (normal wear and tear excepted) all properties used or useful in their business; provided, however, that neither the Guarantor, nor its Subsidiaries shall be prevented from discontinuing those operations or suspending the maintenance of those properties which, in the reasonable judgment of the Guarantor as evidenced by a Board Resolution, are no longer necessary or useful in the conduct of the Guarantor’s business, or that of its Subsidiaries; and provided, further, that such discontinuation of operations or maintenance would not have a material adverse effect on the ability of the Guarantor to comply with its obligations under this Indenture.

10.13	Maintenance of Insurance

The Guarantor shall, and shall cause each of its Subsidiaries to, maintain insurance with respect to its general business and its properties, with financially sound, responsible and reputable insurance companies in such amounts and covering such risks as are usually carried by companies of good repute engaged in similar businesses and owning and/or operating properties similar to those owned and/or operated by the Guarantor or such Subsidiary, as the case may be, in the jurisdictions in which the Guarantor or such Subsidiary owns and/or operates its properties, including policies covering property losses wherein settlement is on a replacement value basis, resultant business interruption and general liability.

10.14	Payment of Taxes

The Company and the Guarantor will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or the Guarantor or upon the income, profits or property of the Company or the Guarantor (the “Taxes”) which, if unpaid, might by law become a Lien upon the property of the Company and the Guarantor; provided, however, that (i) the Company and the Guarantor shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is then-currently being contested in good faith by appropriate proceedings and (ii) the Company and the Guarantor shall be in compliance with this Section 10.14 if the individual or the aggregate amount of the Taxes not paid would not have a material adverse effect on the ability of the Guarantor to comply with its obligations under this Indenture.

10.15	Ownership of the Company and Payment of Expenses

The Guarantor will at all times own, either directly or indirectly, 100% of the issued shares of the Company. The Guarantor will determine and timely pay all fees, taxes, tariffs, service company expenses and other monies required to be paid in connection with the establishment and maintenance of the existence of the Company under Cayman Islands law.

10.16	Additional Limitations on the Company

For so long as any of the Securities is outstanding, the Company shall not:

10.16.1	engage in any business or enter into, or be a party to, any transaction or agreement except for:

(i)	the issuance, sale and redemption of the Securities and other Indebtedness (including syndicated loans) and any activities incidentally related thereto;

(ii)	the incurrence of Indebtedness to make inter-company loans to the Guarantor and its Subsidiaries to finance the acquisition of supply materials by the Guarantor and its Subsidiaries, and activities reasonably related thereto;

(iii)	any cash management measures and short-term investments;

(iv)	the entering into Hedging Agreements relating to the Securities or other Indebtedness;

(v)	any transaction in the ordinary course of business of the Company; and

(vi)	any other transaction required by applicable law;

10.16.2	enter into any consolidation, merger, amalgamation, joint venture, or other form of combination with any Person, or selling, leasing, conveying or otherwise disposing of any of its assets or receivables, except, in each case, with or to the Guarantor or a Subsidiary and which is as otherwise permitted pursuant to Article 8; provided, however, that if the Company enters into such a transaction with a Subsidiary, and it results in the Successor Person becoming incorporated in or considered to be resident in a jurisdiction other than the Cayman Islands, then such transaction will only be permitted if such transaction will not result in the payment of Additional Amounts pursuant to Section 10.7 (as provided by the provisions of Section 8.1.4) in connection with the next payment in respect of the Securities;

10.16.3	enter into any transaction which would cause it to be deemed an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”); and

10.16.4	create any Lien in favor of any Person other than (i) any Lien incurred in connection with the entering into any Hedging Agreement permitted under clause (iv) of Section 10.16.1 above or (ii) any Permitted Lien.

11	Redemption of Securities

11.1	Right of Redemption

11.1.1	The Securities of any series which are redeemable before their Stated Maturity may not be redeemed at the election of the Company except in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for such Securities) in accordance with the provisions of this Article 11.

11.1.2	The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities specified therefor in the Securities of a series to be redeemed.

11.1.3

If, as a result of any amendment to, or change in, the laws (or any rules or regulation thereunder) of the Cayman Islands, Brazil or a Successor Jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation or any amendment to or change in an official interpretation, administration or application of such laws, rules or regulations (including a holding by a court of competent jurisdiction), which amendment or change of such laws, rules or regulations or the interpretation, administration or application thereof becomes effective on or after October 1, 2009, the Company or the Guarantor, as the case may be, would be obligated to pay Additional Amounts in respect of the Securities of such series pursuant to the terms and conditions thereof in excess of those attributable to Cayman Islands, Brazilian or Successor Jurisdiction withholding tax on the basis of a statutory rate of 15%, and if such obligation cannot be avoided by the Company or the Guarantor, after taking measures the Company or the

Guarantor, as applicable, considers reasonable to avoid it, then, at the Company’s option, the Securities of such series may be redeemed in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice to the Holders of such Securities, at a Redemption Price equal to 100% of the principal amount thereof and premium, if any, applicable thereto, together with accrued interest up to but not including the Redemption Date and any Additional Amounts which would otherwise be payable up to but not including the Redemption Date; provided, however, that (i) no notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company or the Guarantor, as the case may be, would but for such redemption be obligated to pay such Additional Amounts were a payment on such Securities then due, and (ii) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

11.1.4	Before any notice of redemption pursuant to Section 11.1.3 is given to the Trustee or the Holders of Securities of the relevant series, the Company shall deliver to the Trustee (i) an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company so to redeem have occurred or been satisfied and (ii) an opinion of an independent legal counsel of recognized standing to the effect that the Company or the Guarantor, as the case may be, has or shall become obligated to pay such Additional Amounts as a result of such change or amendment. Such notice, once given to the Trustee, shall be irrevocable.

11.2	Notice of Redemption

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall state:

11.2.1	the Redemption Date;

11.2.2	the Redemption Price and amount of accrued interest, if any;

11.2.3	that on the Redemption Date the Redemption Price and any accrued interest shall become due and payable upon each Security to be redeemed and that interest thereon shall cease to accrue on and after said date;

11.2.4	the conversion rate (if applicable), the date on which the right to convert the Securities to be redeemed shall terminate and the place or places where such Securities may be surrendered for conversion;

11.2.5	the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest; and

11.2.6	applicable CUSIP or ISIN Numbers.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, and such notice, when given to the Holders, shall be irrevocable.

11.3	Deposit of Redemption Price

On the Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

11.4	Securities Payable on Redemption Date

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company to the Person in whose name such Security is registered at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.6.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by (or prescribed therefor in) the Security.

11.5	Securities Redeemed in Part

Any Security of a series which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected less than 61 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by lot or, in the Trustee’s discretion, on a pro rata basis, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination which shall not be less than the minimum authorized denomination for such Security

The provisions of the preceding paragraph shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

12	Guarantees

12.1	The Guarantees

Subject to the provisions of this Article 12, the Guarantor hereby irrevocably and unconditionally guarantees to each Holder of a Security of each series authenticated and delivered by the Trustee and to the Trustee the full and punctual payment (whether at the Stated Maturity, upon redemption, purchase pursuant to an offer to purchase or acceleration or otherwise) of the principal, premium, if any, interest, Additional Amounts and all other amounts that may come due and payable under each Security and the full and punctual payment of all other amounts payable by the Company under the Indenture as they come due. Upon failure by the Company to pay punctually any such amount, the Guarantor shall forthwith pay the amount not so paid at the place and time and in the manner specified in the Indenture.

12.2	Guarantees Unconditional

The obligations of the Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

12.2.1	any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Security, by operation of law or otherwise;

12.2.2	any modification or amendment of or supplement to the Indenture or any Security;

12.2.3	any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Security;

12.2.4	the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

12.2.5	any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Security or any other amount payable by the Company under the Indenture; or

12.2.6	any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 12.2.6, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

12.3	Discharge; Reinstatement

The Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Securities and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Security or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

12.4	Waiver by the Guarantor

12.4.1	The Guarantor unconditionally and irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person. The Guarantees constitute a guaranty of payment and not of collection.

12.4.2	The Guarantor unconditionally and irrevocably waives any and all rights provided under Articles 333, sole paragraph 364, 366, 821, 827, 829, 834, 835 and 837 through 839 of the Brazilian Civil Code and Article 595 of the Brazilian Civil Procedure Code.

12.5	Subrogation and Contribution

Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Securities of the relevant series shall have been paid in full.

12.6	Stay of Acceleration

If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantor forthwith on demand by the Trustee or the Holders.

12.7	Execution and Delivery of Guarantees

The execution by the Guarantor of the Indenture or a supplemental indenture evidences the Guarantees of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security by the Trustee after authentication constitutes due delivery of the Guarantees set forth in the Indenture on behalf of the Guarantor.

13	Defeasance and Covenant Defeasance

13.1	Company’s Option to Effect Defeasance or Covenant Defeasance

The Company may elect, at its option at any time, to have Section 13.2 or Section 13.3 applied to any Securities or any series of Securities designated pursuant to Section 3.1 as being defeasible pursuant to such Section 13.2 or 13.3, in accordance with any applicable requirements provided pursuant to Section 3.1 and upon compliance with the conditions set forth below in this Article 13. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.1 for such Securities.

13.2	Defeasance and Discharge

Upon the Company’s exercise of its option to have this Section 13.2 applied to any Securities or any series of Securities, as the case may be, the Company and the Guarantor shall each be deemed to have been discharged from their respective obligations with respect to such Securities or series of Securities as provided in this Section 13.2 on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.4 and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, and interest on such Securities when payments are due, (ii) the respective obligations of the Company and the Guarantor with respect to such Securities under Sections 3.4, 3.5, 10.2 and 10.3, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) the provisions set forth in this Article Thirteen. Subject to compliance with this Article, the Company may exercise its option to have this Section 13.2 applied to any Securities notwithstanding the prior exercise of its option to have Section 13.3 applied to such Securities.

13.3	Covenant Defeasance

Upon the Company’s exercise of its option to have this Section applied to any Securities or any series of Securities, as the case may be, (i) the Company shall be released from any covenants provided pursuant to Section 3.1.8, 8.1, 9.1.2, 9.1.7, 10.5, 10.6, 10.12, 10.13, 10.14 and 10.16 for the benefit of the Holders of such Securities, and (ii) the occurrence of any event specified in Section 5.1.3 shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section 13.3 on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.13), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

13.4	Conditions to Defeasance or Covenant Defeasance

The following shall be the conditions to the application of Section 13.2 or Section 13.3 to any Securities or any series of Securities, as the case may be:

13.4.1	The Company or the Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of and any premium, if any, interest and Additional Amounts on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means (a) any security which is (1) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (2) an obligation of a Person controlled or supervised by and acting as any agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (1) or (2), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (a) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principle or interest evidenced by such depositary receipt.

13.4.2	In the event of any election to have Section 13.2 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable U.S. Federal income tax law, in either case (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

13.4.3	In the event of an election to have Section 13.3 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to the effected with respect to such Security and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

13.4.4	No event which is, or after notice or lapse of time both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 5.1.6 and 5.1.7, at any time on or prior to the day which is 90 days after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such day which is 90 days after the date of such deposit).

13.4.5	Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

13.4.6	Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or the Guarantor is a party or by which either is bound.

13.4.7	Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

13.4.8	The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

13.5	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 13.4 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and premium, if any, and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company and the Guarantor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.4, or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article 13 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s order any money or U.S. Government Obligations held by it as provided in Section 13.4 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

13.6	Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company and the Guarantor have been discharged or released pursuant to Section 13.2 or 13.3 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities in accordance with this Article; provided, however, that if the Company or the Guarantor make any payment of principal of or premium, if any, or interest on any such Security following such reinstatement of its obligations, the Company or the Guarantor (as the case may be) shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

EMBRAER OVERSEAS LIMITED, as Company

By:	/s/ Luiz Carlos Siqueira Aguiar
Name: Luiz Carlos Siqueira Aguiar
Title: Chief Executive Officer

By:	/s/ Cynthia Marcondes Ferreira Benedetto
Name: Cynthia Marcondes Ferreira Benedetto
Title: Chief Financial Officer

EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A., as Guarantor

By:	/s/ Frederico Pinheiro Fleury Curado
Name: Frederico Pinheiro Fleury Curado
Title: Chief Executive Officer

By:	/s/ Luiz Carlos Siqueira Aguiar
Name: Luiz Carlos Siqueira Aguiar
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Lucia Jaklitsch
Name: Lucia Jaklitsch
Title: Vice President

STATE OF NEW YORK			)

	)	:SS
COUNTY OF NEW YORK	)

On this 8th day of October, 2009, before me, a notary public within and for said county, personally appeared Lucia Jaklitsch, to me personally known who being duly sworn, did say that such person is a Vice President of THE BANK OF NEW YORK MELLON, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]